UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010

Clarient, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Columbia, Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 425-5700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 13, 2010, the Board of Directors (the “Board”) of Clarient, Inc. (the “Company”), upon recommendation by the Compensation Committee of the Board (the “Committed”), adopted the 2010 Management Incentive Plan (the “2010 Incentive Plan”) to provide cash incentives for the Company’s executive officers and certain other management-level employees. The 2010 Incentive Plan is intended to assist the Company in attracting, retaining, and motivating highly qualified and experienced managers. The 2010 Incentive Plan rewards corporate and individual performance, with a goal of helping to align the total compensation of the participants with the interests of the Company’s stockholders. The cash incentives are earned over the course of fiscal year 2010 and are expected to be paid by March 15, 2011.

Because the terms of the 2010 Incentive Plan are not set forth in any contract or formal plan document, a general description outlining the 2010 Incentive Plan follows.

Under the 2010 Incentive Plan, cash incentives are variable and will be based on the achievement of specified thresholds of corporate and individual objectives. The components of the 2010 Incentive Plan for executive officers are as follows: (i) 70% based on achievement of the Company’s financial objectives (based solely upon earnings per share targets for the year ended December 31, 2010); (ii) 20% based on the achievement of certain corporate objectives including management of the Company’s accounts receivable, successful product launches and compliance with applicable laws, rules and regulations; and (iii) 10% based on the achievement of certain leadership objectives including the continued development of a performance-based corporate culture. The target incentive awards for executive officers range from 40% to 75% of base salary compensation. The resulting potential target payout for executive officers under the 2010 Incentive Plan is $0.8 million.

The components of the 2010 Incentive Plan for non-executive officers and management-level personnel are as follows: (i) 60% based on achievement of financial objectives (based solely upon earnings per share targets for the year ended December 31, 2010); (ii) 30% based on the achievement of certain corporate objectives including management of the Company’s accounts receivable, successful product launches and compliance with applicable laws, rules and regulations; and (iii) 10% based on the achievement of certain leadership objectives including the continued development of a performance-based corporate culture. The target incentive awards for non-executive officers and other management-level personnel range from 10% to 40% of salary compensation. The resulting potential target payout for non-executive officers and other management-level personnel under the 2010 Incentive Plan is $2.0 million.

Each participant in the 2010 Incentive Plan can earn up to 200% of their target based on very high achievement of the financial objectives established by the Committee. There is no mandatory minimum award payable under the 2010 Incentive Plan. Bonus awards are subject to the approval of the Committee. The Committee, in its discretion, may award bonuses even if the 2010 Incentive Plan’s financial targets are not met.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: April 30, 2010	By:	/s/ Michael R. Rodriguez

		Name:	Michael R. Rodriguez
		Title:	Senior Vice President and Chief Financial Officer